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                                                                    Exhibit 10.2

                                       Compensation Committee Meeting
                                       July 6, 2001


     RESOLVED, That, effective July 6, 2001, the Sunoco, Inc. Long-Term Performance Enhancement Plan II (the "Plan") be, and hereby is, amended by deleting the current Section 6.4 of the Plan in its entirety, and replacing if with the following text:

          6.4. Performance Period. Upon making an award, the Committee shall
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     determine (and the Common Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the "Performance Period"). Performance Periods will normally be from three (3) to five (5) years; provided, however, that the Committee at its sole discretion may establish other time periods; and further provided, that the Performance Period for an award conditioned upon Participant's continued employment with the Company shall not be less than three (3) years; and further provided, that the Performance Period for an award conditioned upon the attainment of certain predetermined performance objectives during a stated period shall not be less than one (1) year.

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